EXHIBIT 10.1


AGREEMENT

Agreement made this 15th day of November, 1996, by and between Baseball Properties, Inc., a Delaware corporation having its principal place of business at 15 East Putnam Avenue, Greenwhich, CT 06830 ("BP"), and ThermaFreeze, Inc., a Nevada corporation having its principal place of business at 776-C Lakeside Drive, Mobile, AL 36693 ("THERMA"), and Thomas Sullivan, an individual living at 7 Sparrow Lane, Greenwich, CT, 06830 ("TS").

WITNESSTH

WHEREAS, TS desires to acquire and BP owns and desires to sell and transfer to TS all of Its assets in exchange for TS acceptance of all the outstanding liabilities of BP.

WHEREAS, BP desires to acquire and THERMA owns and desires to sell and transfer to BP, all of its assets subject to liabilities, in exchange for 4,800,000 shares of BP authorized but unissued common stock upon the terms and conditions set forth herein and the parties hereto desire to adopt the Plan of Reorganization such that it qualifies under Section 368 of the Internal Revenue Code.

WHEREAS, the parties have executed a Memorandum dated October 18, 1996, which defines the respective rights and obligations of the parties hereto but is superseded in its entirety by this definitive Agreement among the parties.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

BP's Representations and Warranties. BP represents and warrants as follows:

(a) BP is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted. The nature of the business now being conducted by BP, the character of the properties owned by it, or any other state of facts, does not require BP to be qualified to do business as a foreign corporation in any jurisdiction.

(b) Capitalization. The total authorized capital stock of BP consists of 20,000,000 shares of common stock, $.001 par value. There will be no outstanding subscriptions, options, warrants, agreements or other commitments or rights of any type to purchase or acquire any securities of BP which are convertible into or exchangeable for any shares of capital stock of BP.

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(c) Authority: The Board of Directors voted unanimously for the following Resolutions::
	(i) Accept the offer of TS to purchase from BP all of the assets, including the two baseball teams, as of
	    November 14, 1996, in consideration. TS would, assume all outstanding Liabilities of BP as of November 14, 1996.

     (ii) Accept the offer of Therma to sell all of its assets, including its name, THERMAFREEZE, INC., in consideration of BP assuming all outstanding liabilities of Therma, as of November 15, 1996 (per Schedule A, attached).

(e) Accept, as of November 15, 1996, the resignation of Thomas Sullivan as President of BP .

(f) Joseph Murray will be elected President of BP on November 15, 1996.

(g) BP will not purchase and otherwise provide or arrange funding for any entity whose business is competitive with or similar to the present business of THERMA.

(h) BP will not take, agree to take, or knowingly permit to be taken, any action, or do, or knowingly permit to be done, anything in the conduct of its business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of BP contained herein to be or become untrue in any material respect at the Closing Date.

(i) Representations True: Covenant Performed. The representations and warranties by BP shall be true and correct, as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, and all terms and conditions and covenants of this Agreement complied with and performed by BP on or before the Closing Date shall have been duly complied with and performed.

(j) No Material Adverse Change. The business and properties of BP shall not have been materially adversely affected in any way as a result of fire, accident or other casualty (whether or not covered by insurance) any labor disturbance, or act of God, public authority or public enemy, which would interfere in any substantial manner with the operations of BP.

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(k) No Violation of Agreements. The consummation of this Agreement shall not violate any Agreement or instrument to which BP is a party or is subject.

(l) Conflict or Default. BP cannot provide support or proof that this contract would not be in conflict or default with some statute, regulation or ordinance of some governmental authority, or conflict which may result in breach of any term, condition or provision of the Certificate of Incorporation of BP or of any Agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which BP is a party or by which it or may be bound, or constitute a default thereunder, or encumbrance, or restriction of any nature whatsoever with respect to the properties or assets of BP, or give to others any interest or rights, Including rights of termination, acceleration or cancellation in or with respect to any of the properties, or assets, contracts or business of BP.

(m) Litigation. There are no actions, suits, investigations, or proceedings pending of material nature, or to the knowledge of BP, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby in any court or by or before any governmental body or agency, including any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement; and BP does not know of any state of facts which would give rise to any such action, suit, investigation or proceeding. BP is not subject to any order, judgement, decree, stipulation or consent or any agreement with any governmental body or agency, which affects or may affect its business operations. Reports.

(n) BP common stock is traded on the OTC Bulletin Board and is listed under the symbol THFZ.


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2. THOMAS SULLIVAN Representation and Warranties:  TS represents and warrants follows:

    (a) TS is an individual person, and is acting on his own behalf in this transaction.

    (b) TS has been employed as the President of BP since its inception in May, 1995.
    (c) As the President of Baseball Properties, TS has agreed with the BP Board of Directors that the stockholders of Baseball Properties would be better served by BP withdrawing from the business of managing Minor League Baseball Teams, and concentrating upon the potential of the product that is being acquired from Therma by BP.

    (d) TS does have the expertise and desires to continue in the operation of Minor League Baseball Teams.
    (e) Subject to the terms and conditions of this AGREEMENT, TS agrees to buy from BP on Closing Day (later defined) all of the assets of BP including the equity which BP holds in two teams, Albany Diamond
        Dogs and Johnstown Steal. TS in consideration of receiving these assets will take over all of the outstanding liabilities of BP exist prior to BP acquisition of Therma Asset and Liabilities. Exhibit B more fully describes both the assets and the liabilities that are involved in the transfer from BP to TS.
    (f) At the end of Closing Day, TS will resign as President of BP and will cease to be an employee of BP.
    (g) TS agrees to file all Tax Returns that have not been filed by BP during its period of operation that began in May 1995 to the date of November 15, 1996. This will includes all Payroll Tax Returns, all Sales Taxes Return, and Franchise Tax Returns due to any City, County, State, and Federal Governments.
    (f) In the event that there is any assessment for unpaid tax, penalty, or interest, TS agrees to accept the liability as his personal debt, and will by paid by him.
    (g) TS guarantees to protect from liability or loss to BP, or any of its future officers, as a result of delinquency in filing, or payment, of any Tax Returns due to any governmental agency for the period of operation of BP from May 1995 to November 15, 1996.
    (h) TS agrees to provide BP with a complete set of Accounting Records; General Ledger, Books of Original Entry , Bank Statements, and copies of Tax Returns for all Governmental Agencies for every period of operation of BP from May 1, 1995 to November 15, 1996.


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    (i) TS represents that, to his knowledge, there are no suits, investigations, or proceedings pending of material nature against either BP or TS that would prevent the performance of the terms and conditions of this AGREEMENT, TS is not subject to any order, judgement, decree, stipulation or consent or any agreement with any governmental body or agency, which affects or may affect TS in the future operation of the management of the Minor League Teams that he will obtain from BP as a result of this AGREEMENT.

    (j) TS cannot provide support or proof that this contract would not be in conflict or default with some statute, regulation or ordinance of some governmental authority which may result in breach of any term, condition or provision of the Certificate of Incorporation of BP or of any Agreement, deed, contract, mortgage. indenture, writ, order, decree, legal obligation or instrument to which BP is a party or by which it or may be bound, or constitute a default thereunder, or encumbrance, or restriction of any nature whatsoever with respect to the properties or assets of BP, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties; or assets, contracts or business of BP.

    (k) On Closing Date TS shall deliver copies of AGREEMENT to BP and to Therma, dated and signed.

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THERMA'S Representation and Warranties.  THERMA represents and warrants and agrees as follows:

    (a) THERMA is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power to own its property and to carry on its business as now conducted.
    (b) THERMA has no wholly owned subsidiaries or affiliates as that term is used in the regulations promulgated under the Securities Act of 1933, as amended (the "ACT").
    (c) THERMA has total authorized capital stock of 20,000,000 shares of common stock, $.001 par value and 5,000,000 Preferred stock, $.001 par value. There are 4,800,000 shares of Common Stock issued. All of these shares are duly and validly issued, fully paid and non-assessable.
    (d) THERMA has furnished to BP an unaudited financial statement and notes thereto as of November 15, 1996, attached hereto as Exhibit A, is a true, correct and complete copy thereof. The financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of THERMA as of the date of November 15,1996.ince November 15, 1996 there has been no material adverse change in the business or financial condition on the operations of THERMA, or to the best knowledge of THERMA, any occurrence circumstance, or combination thereof which reasonably could be expected to result in such a material adverse change in the future.
    (e) As of the date hereof, there are no material liabilities, absolute or contingent, of THERMA that were not shown or reserved against on the balance sheet included in the financial statement or described in the notes thereto.
    (f) Exchange of consideration between THERMA and BP. Subject to the terms and conditions hereof, Therma agrees to transfer to BP on the Closing Date (as hereinafter defined) and BP agrees to accept from THERMA on the Closing Date, all of its assets, including its corporation
        name, subject to liabilities, as more fully set forth and described in Exhibit A. All of the outstanding shares of the THERMA shall be cancelled. BP will issue though its transfer agent, Interstate
        Transfer Company, Inc. 4,800,000 shares of BP Common Stock
    (g) On Closing Date there will be no outs1anding subscriptions, options, warrants, contracts, calls, puts, kind or nature to purchase or acquire any securities of THERMA common stock; and THERMA has no obligation of any kind to issue any additional securities.


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    (h) For each of the assets listed in Exhibit A, THERMA has full legal title to all such assets, free and clear of any liens, encumbrances, security interests, pledges, charges, claim, voting trusts, restrictions on transfer and any rights or interests therein, direct, direct or contingent, in favor of any parties, except as otherwise disclosed herein. Therma warrants that it has full and unrestricted right, power and authority to sell, assign, transfer and deliver the same or to cause the same to be transferred to BP in accordance with this AGREEMENT

    (i) THERMA conducts all phases of its business in substantial compliance with all leases, any restrictions of record and all zoning, fire, safety, building, pollution, environmental control, food, drug and health codes and other laws, ordinances and requirements of every governmental authority applicable to the ownership, operation or other use of such assets and properties.

    (j) THERMA has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentality, all tax returns and tax reports required to be filed, and all taxed assessments, fees and other governmental charges have been fully paid when due, except as may be reserved for in the November 15, 1996 statement. There is no pending or, to the best knowledge of THERMA, threatened federal, state or local tax audit of THERMA; there is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of THERMA.

    (k) No Conflict or Default. Neither the execution or the delivery of this agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, of conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation or by-laws of THERMA, or any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which THERMA is party or by which it or any of its respective assets or properties are or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever with respect to the properties or assets of THERMA, or give to other any interests or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of THERMA.
    (l) No dividend shall be declared or paid or other distribution
        Neither in cash, stock, property or any combination thereof) or


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        payment declared or made in respect of THERMA common stock, nor shall THERMA purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.
    (m) No change shall be made in the number of shares of authorized or issued THERMA common stock, nor. shall any option, warrant call, right, commitment or agreement of any character be granted or made by THERMA relating to its authorized or issued common stock;
        nor shall THERMA issue, grant or sell any securities or obligations convertible into exchangeable for shares of THERMA common stock.
    (n) Representations True: Covenants Performed. The representations and warranties of the THERMA shall be true and correct, as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, and all terms and conditions and covenants of this Agreement to be complied with and performed by THERMA on or before the Closing Date shall have been complied with and performed.
    (o) No Material Adverse Change. The business and properties of THERMA shall not have been adversely affected in any material way as a result of any fire, accident, or other casualty (whether or not covered by insurance) any labor disturbance, or act of God, public authority, or the public enemy, which would interfere in any substantial manner with the operations of THERMA. There shall have been no changes in the business or property or THERMA since the date hereof, or in the financial conditions of THERMA since November 15, 1996; which would have a material adverse effect on its business.
    (p) No Litigation Threatened. No inquiry shall have been received nor any investigation, action or proceeding shall have been instituted or threatened by any governmental agency regarding the transaction contemplated hereby.
    (q) Brokerage. THERMA have not been represented with respect to transaction by a broker, finder or similar person and no compensation of any kind is due for such services.
    (r) On Closing Day, THERMA shall deliver a copy of AGREEMENT signed by the President of THERMA and dated.


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4.  Investment Representations.  THERMA and on behalf of its shareholders who may acquire BP's shares hereunder acknowledges, represents, warrants and agrees that:

    (a) The Shareholder is acquiring the BP common stock pursuant to this Agreement for his own account for investment purposes only and has no present intention to sell, distribute or otherwise dispose of the shares acquired hereunder.
    (b) The Shareholder is executing this Agreement and all other documents in connection with the receipt of BP common stock as an inducement to BP to acquire THERMA assets and BP may rely on such documents and information contained therein to determine the qualifications of THERMA to acquire the BP common stock.
    (c) The Shareholder acknowledges being informed that BP'S common stock issued hereunder is not registered under the Act or any state securities law and it must be held indefinitely unless it is subsequently registered under the applicable federal and state law or he furnishes to BP an opinion of counsel that registration is not required under the ACT and such information will be set forth in the restrictive legend on the face of the certificate(s) to be issued to THERMA.

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5. Closing.

The Closing shall take place on or about November 15, 1996, or as may otherwise be mutually agreeable to parties. At the Closing, BP will cause to be issued and delivered to the THERMA, a stock certificate in the amount of 4,800,000 common shares of BP. Therma will deliver to BP a fully executed BILL OF SALE with a complete schedule of, all its assets acquired hereunder.

(a) Nonassignability. Neither this Agreement nor any rights and obligations hereunder may be assigned by any party without the written consent of the other.

(b) Entire Agreement. This instrument together with the attached Exhibits contains the entire Agreement among the parties with respect to the purchase and sale of the securities described herein and other transactions contemplated hereby.

(c) Amendment. This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

(d) Access. Prior to the Closing, THERMA shall afford to the Officers, Directors Attorneys, Accountants and other authorized representative(s) of BP free full access to the premises, books, and records of THERMA in order that BP may take such investigation as it may desire of the affairs of THERMA. Prior to Closing, BP shall afford the Officers, Directors Attorneys, Accountants and other authorized representative(s) of THERMA free and full access to the premises, books and records of BP so that THERMA may take such investigation as it may desire of the affairs of BP.

(e) Materiality: Survival. All covenants, agreements, representations and warranties made herein and in any, certificate delivered at the Closing or pursuant thereto, shall be deemed to be material and have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereafter made or omitted by such other party or in its behalf and shall survive the Closing hereunder.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, to any party at the address set forth ,in the first paragraph of this Agreement.

(g) Binding on Successors. All of the terms and conditions of this Agreement shall be binding upon the Successors and inure to the benefit of the parties hereto and their respective heir, successors, assigns and legal representatives.


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(h) Severability.  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of the Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the disputes arising hereunder shall be submitted to and settled by arbitration in accordance with the rules of the American Arbitration Association.

(j) IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.



BP                             BASEBALL PROPERTIES, INC.
Attest:

--------------------------     By:  s/s Thomas J. Sullivan
                                    ----------------------
--------------------------          Thomas J. Sullivan, President
Secretary


THERMA
Attest:                        THERMAFREEZE, INC.


s/s  Thos Pryor                By:  s/s  Joseph C. Murray
--------------------------     --------------------------
THOMAS PRYOR                   Joseph Murray, President
--------------------------

                               SULLIVAN

                               By:  s/s  Thomas J. Sullivan
                               ----------------------------
                               Thomas J. Sullivan, an Individual


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